                                                                    Exhibit 2.22


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        CHANCELLOR BROADCASTING COMPANY,

                          SHAMROCK BROADCASTING, INC.

                                      AND

                          EVERGREEN MEDIA CORPORATION
                               OF THE GREAT LAKES

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
                                   ARTICLE 1
                               PURCHASE OF ASSETS..........................    1
                               ------------------
     1.1  Transfer of Assets...............................................    1
          ------------------
     1.2  Excluded Assets..................................................    3
          ---------------
     1.3  Nonassignable Contracts..........................................    4
          -----------------------

                                   ARTICLE 2
                          ASSUMPTION OF OBLIGATIONS........................    5
                          -------------------------
     2.1  Assumption of Obligations........................................    5
          -------------------------
     2.2  Retained Liabilities.............................................    5
          --------------------

                                   ARTICLE 3
                                 CONSIDERATION.............................    5
                                 -------------

     3.1  Delivery of Consideration........................................    5
          -------------------------
     3.2  Escrow Deposits..................................................    6
          ---------------
     3.3  Allocation of Purchase Price.....................................    6
          ----------------------------
     3.4  Allocations and Prorations.......................................    6
          --------------------------

                                   ARTICLE 4
                                    CLOSING................................    8
                                    -------
     4.1  Closing..........................................................    8
          -------

                                   ARTICLE 5
                             GOVERNMENTAL CONSENTS.........................    8
                             ---------------------
     5.1  FCC Consent......................................................    8
          -----------
     5.2  FCC Application..................................................    9
          ---------------

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF BUYER.................    9
                   ---------------------------------------
     6.1  Organization and Standing........................................    9
          -------------------------
     6.2  Authorization and Binding Obligation.............................    9
          ------------------------------------
     6.3  Qualification....................................................   10
          -------------
     6.4  Absence of Conflicting Agreements or Required
          ---------------------------------------------
          Consents.........................................................   10
          --------
     6.5  Litigation; Compliance with Law..................................   10
          -------------------------------

                                      (i)

     6.6  Financial Capacity...............................................   10
          ------------------

                                   ARTICLE 7
                   REPRESENTATIONS AND WARRANTIES OF SELLER................   11
                   ----------------------------------------
     7.1  Organization and Standing........................................   11
          -------------------------
     7.2  Authorization and Binding Obligation.............................   11
          ------------------------------------
     7.3  Absence of Conflicting Agreements or Required
          ---------------------------------------------
          Consents..........................................
          --------
     7.4  Compliance with FCC Regulations..................................   12
          -------------------------------
     7.5  Personal Property................................................   12
          -----------------
     7.6  Real Property....................................................   13
          -------------
     7.7  Contracts........................................................   13
          ---------
     7.8  Status of Contracts..............................................   13
          -------------------
     7.9  Environmental....................................................   13
          -------------
     7.10  Intellectual Property...........................................   14
           ---------------------
     7.11  Personnel Information...........................................   14
           ---------------------
     7.12  Litigation......................................................   14
           ----------
     7.13  Employee Benefit Plans..........................................   14
           ----------------------
     7.14  Commissions or Finder's Fees....................................   15
           ----------------------------
     7.15  Knowledge.......................................................   15
           ---------

                                   ARTICLE 8
                              COVENANTS OF BUYER...........................   15
                              ------------------
     8.1  Closing..........................................................   15
          -------
     8.2  Notification.....................................................   15
          ------------
     8.3  No Inconsistent Action...........................................   15
          ----------------------
     8.4  Seller's Post-Closing Access.....................................   15
          ----------------------------
     8.5  Accounts Receivable..............................................   16
          -------------------
     8.6  Employee Matters.................................................   17
          ----------------

                                   ARTICLE 9
                              COVENANTS OF SELLER..........................   17
                              -------------------
     9.1  Seller's Pre-Closing Covenants...................................   17
          ------------------------------
     9.2  No Inconsistent Action...........................................   18
          ----------------------
     9.3  Closing Covenant.................................................   18
          ----------------
     9.4  License..........................................................   18
          -------

                                   ARTICLE 10
                                JOINT COVENANTS............................   18
                                ---------------
     10.1  Confidentiality.................................................   18
           ---------------

                                     (ii)

     10.2  Cooperation.....................................................   19
           -----------
     10.3  Control of Stations.............................................   19
           -------------------
     10.4  Filings.........................................................   19
           -------
     10.5  Bulk Sales Laws.................................................   19
           ---------------
     10.6  Public Announcements............................................   20
           --------------------

                                   ARTICLE 11
                        CONDITIONS OF CLOSING BY BUYER.....................   20
                        ------------------------------
     11.1  Representations, Warranties and Covenants.......................   20
           -----------------------------------------
     11.2  Governmental Consents...........................................   20
           ---------------------
     11.3  Adverse Proceedings.............................................   21
           -------------------
     11.4  Closing Documents...............................................   21
           -----------------
     11.5  Pre-Merger Notification.........................................   21
           -----------------------

                                   ARTICLE 12
                        CONDITIONS OF CLOSING BY SELLER....................   21
                        -------------------------------
     12.1  Representations, Warranties and Covenants.......................   21
           -----------------------------------------
     12.2  Governmental Consents...........................................   22
           ---------------------
     12.3  Adverse Proceedings.............................................   22
           -------------------

                                  ARTICLE 13
                       TRANSFER TAXES; FEES AND EXPENSES...................   22
                       ---------------------------------
     13.1  Expenses........................................................   22
           --------
     13.2  Transfer Taxes and Similar Charges..............................   22
           ----------------------------------
     13.3  Governmental Filing or Grant Fees...............................   22
           ---------------------------------

                                   ARTICLE 14
                      DOCUMENTS TO BE DELIVERED AT CLOSING.................   22
                      ------------------------------------
     14.1  Seller's Documents..............................................   22
           ------------------
     14.2  Buyer's Documents...............................................   23
           -----------------

                                   ARTICLE 15
                                INDEMNIFICATION............................   24
                                ---------------
     15.1  Indemnification by Parent and Seller............................   24
           ------------------------------------
     15.2  Indemnification by Buyer........................................   24
           ------------------------
     15.3  Survival of Representations and Warranties......................   25
           ------------------------------------------
     15.4  Procedures......................................................   25
           ----------
     15.5  Limits on and Conditions of Indemnification.....................   26
           -------------------------------------------

                                     (iii)

                                   ARTICLE 16
                             TERMINATION RIGHTS............................   28
                             ------------------
     16.1  Termination.....................................................   28
           -----------
     16.2  Liability.......................................................   28
           ---------

                                   ARTICLE 17
                          MISCELLANEOUS PROVISIONS.........................   29
                          ------------------------
     17.1  Liquidated Damages; Specific Performance........................   29
           ----------------------------------------
     17.2  Certain Interpretive Matters and Definitions
           --------------------------------------------
     17.3  Further Assurances..............................................   30
           ------------------
     17.4  Benefit and Assignment..........................................   30
           ----------------------
     17.5  Amendments......................................................   30
           ----------
     17.6  Headings........................................................   30
           --------
     17.7  Governing Law...................................................   30
           -------------
     17.8  Notices.........................................................   31
           -------
     17.9  Counterparts....................................................   31
           ------------
     17.10  No Third Party Beneficiaries...................................   32
            ----------------------------
     17.11  Severability...................................................   32
            ------------
     17.12  Entire Agreement...............................................   32
            ----------------

                                     (iv)

                           ASSET PURCHASE AGREEMENT
                           ------------------------


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this ______ day of August, 1996 by and among Chancellor Broadcasting Company, a Delaware corporation ("Parent"), Shamrock Broadcasting, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent ("Seller"), and Evergreen Media Corporation, a Delaware corporation ("Buyer").

                             W I T N E S S E T H:
                             - - - - - - - - - -


          WHEREAS, Seller owns and operates radio stations WWWW-FM and WDFN-AM (the "Stations") in Detroit, Michigan pursuant to a license issued by the Federal Communications Commission ("FCC");

          WHEREAS, Parent and Buyer are parties to a certain Option Agreement, dated as of January 9, 1996 (the "Option Agreement"), pursuant to which Buyer was granted the option and right to purchase from Seller certain assets associated with the ownership and operation of the Stations (the "Call Option") on the terms and conditions set forth herein; and

          WHEREAS, Buyer has delivered notice of its exercise of the Call Option, thereby obligating the parties to execute and deliver this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE 1
                              PURCHASE OF ASSETS
                              ------------------

          1.1  Transfer of Assets.  On the terms and subject to the conditions
               ------------------
hereof and subject to Section 1.2, on the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and assume from Seller, all of the right, title and interest of Seller in and to all of the following assets, properties, interests and rights of Seller (the "Station Assets"):

               1.1.1 all of Seller's rights in and to the licenses, permits and other authorizations issued to Seller by any governmental authority including those issued by the FCC (the latter are hereafter referred to as the "Station Licenses") used in connection with the operation of the Stations, along with renewals or modifications of such items between the date of the Option Agreement and the Closing Date as well as all of Seller's rights in and to the call letters "WWWW-FM" and "WDFN-AM";

               1.1.2 all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts and all other tangible personal property of every kind and description, and Seller's rights therein, owned, leased or held by Seller and used in connection with the operations of the Stations, including but not limited to those items described or listed in
Schedule 7.6 hereto, together with any replacements thereof and additions thereto, made between the date of the Option Agreement and the Closing Date, and less any retirements or dispositions thereof made between the date of the Option Agreement and the Closing Date in the ordinary course of business of Seller;

               1.1.3 all of Seller's rights in and under contracts, agreements, leases and legally binding contractual rights of any kind, written or oral, relating to the operation of the Stations ("Contracts"), listed in Schedules 7.7 and 7.8 hereto or entered into by Seller between the date of the Option Agreement and the Closing Date in the ordinary course of business of Seller;

               1.1.4 all of Seller's rights in and to all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, computer software, programs and programming material of whatever form or nature, jingles, slogans, the Stations' logos and all other logos or licenses to use same and all other intangible property rights of Seller, which are used exclusively in connection with the operation of the Stations, including but not limited to those listed in Schedule
7.10 hereto (collectively, the "Intellectual Property") together with any associated good will and any additions thereto between the date of the Option Agreement and the Closing Date;

               1.1.5 all of Seller's rights in and to all the files, documents, records, and books of account relating to the operation of the Stations or to the Station Assets, including, without limitation, the Station's public file, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, copies of all written Contracts to be assigned hereunder, logs, software programs and books and records relating to employees, financial, accounting and operation matters; but excluding records relating solely to any Excluded Asset (as hereinafter defined);

               1.1.6 all of Seller's rights under manufacturers' and vendors' warranties relating to items included in the Station Assets and all similar rights against third parties relating to items included in the Station Assets;

               1.1.7 all real property owned in fee by Seller together with all appurtenant easements thereunto and all structures, fixtures and improvements located thereon as more fully described in Schedule 7.6 hereto, together with any additions thereto between the date of the Option Agreement and the Closing Date ("Real Estate"); and

               1.1.8 except for Excluded Assets, such other assets, properties, interests and rights owned by Seller that are used exclusively in connection with the operation of the Stations or that are located as of the Closing Date on the Real Estate.

          1.2  Excluded Assets.  Notwithstanding anything to the contrary
               ---------------
contained herein, it is expressly understood and agreed that the Station Assets shall not include the following assets along with all rights, title and interest therein (the "Excluded Assets"):

               1.2.1 all cash and cash equivalents of Seller on hand and/or in banks;

               1.2.2  all accounts receivable or notes receivable of Seller;

               1.2.3 all tangible and intangible personal property of Seller disposed of or consumed in the ordinary course of business of Seller between the date of the Option Agreement and the Closing Date, or as permitted under the terms hereof;

               1.2.4 all Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business of Seller and as permitted hereunder;

               1.2.5 Seller's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller and duplicate copies of such records as are necessary to enable Seller to file its tax returns and reports as well as any other records or materials relating to Seller generally and not involving or relating to the Station Assets or the operation or operations of the Stations;

               1.2.6 Contracts of insurance, and all insurance proceeds or claims made by Seller;

               1.2.7 all pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller; and

               1.2.8 any right, property or asset described in Schedule 1.2.8 hereto.

          1.3  Nonassignable Contracts.
               -----------------------

               1.3.1  Nonassignability.  Without limiting or otherwise affecting
                      ----------------
the rights of Buyer pursuant to Articles XI or XV, to the extent that any Contract to be assigned pursuant to the terms of Section 1.1.3 is not capable of being assigned without the consent, approval or waiver of a third person or entity, nothing in this Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 1.3.

               1.3.2  Seller to Use Reasonable Efforts.  Notwithstanding
                      --------------------------------
anything contained in this Agreement to the contrary, Seller will not be obligated to assign to Buyer any of its rights and obligations in and to any of the Contracts referred to in Section 1.3.1 without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Seller shall use reasonable efforts to obtain all such consents, approvals and waivers prior to and, if the Closing occurs, after the Closing
Date (as defined in Section 4.1).

               1.3.3  If Waivers or Consents Cannot Be Obtained.  To the extent
                      -----------------------------------------
that the consents, approvals and waivers referred to in Section 1.3.1 are not obtained by Seller, Seller shall use its best efforts to (a) provide to Buyer the financial and business benefits of any Contract referred to in Section 1.3.1 and (b) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any such Contract (including without limitation the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer).


                                   ARTICLE 2
                           ASSUMPTION OF OBLIGATIONS
                           -------------------------

          2.1  Assumption of Obligations.  Subject to the provisions of this
               -------------------------
Section 2.1, Section 2.2 and Section 3.4, on the Closing Date, Buyer shall assume the obligations of Seller arising or to be performed on or after the Closing Date under all Contracts, including without limitation (i) the Contracts listed in Schedule 2.1 hereto; (ii) all Contracts for the sale of advertising time; and (iii) all Contracts for consideration other than cash, such as merchandise, services or promotional consideration ("Trade Agreements"). All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

          2.2  Retained Liabilities.  Notwithstanding anything contained in this
               --------------------
Agreement to the contrary, Buyer expressly does not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of

Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Buyer, other than the Assumed Liabilities. All of such liabilities and obligations shall be referred to herein collectively as the "Retained Liabilities."


                                   ARTICLE 3
                                 CONSIDERATION
                                 -------------

          3.1  Delivery of Consideration.  In consideration for the sale of the
               -------------------------
Station Assets, in addition to the assumption of certain obligations of Seller pursuant to Section 2.1 above, Buyer shall, subject to Article 11 hereof, at the Closing (as hereinafter defined) deliver to Seller $30,000,000 by wire transfer of immediately available funds (the "Cash Payment"), subject to adjustment pursuant to the provisions of Sections 3.2 and 3.4 below (collectively, the "Purchase Price").

          3.2  Escrow Deposits.  Concurrently with the execution and delivery of
               ---------------
the Option Agreement, Buyer, Parent, and Star Media Group, Inc., as Escrow Agent (the "Escrow Agent"), entered into an Escrow Agreement dated as of December 22, 1995 (the "Escrow Agreement") pursuant to which Buyer deposited $1,500,000 in an escrow account as a deposit on the Purchase Price (the "Escrow Deposit"). At the Closing, the Escrow Deposit, plus the interest accrued thereon and not previously disbursed, shall be applied to the amount of the Cash Payment to be paid to Seller. In the event the parties hereto fail to close the purchase of the Station Assets hereunder for any reason other than Buyer's breach of this Agreement, the Escrow Deposit, plus the interest accrued thereon, shall be paid to Buyer.

          3.3  Allocation of Purchase Price.  Seller and Buyer mutually agree
               ----------------------------
upon the allocation of the Purchase Price among the Station Assets as set forth on Schedule 3.3 hereto (the "Allocation"). Buyer and Seller agree to prepare and file all income tax returns (including, if applicable, Form 8594) in a manner consistent with the Allocation and will not in connection with the filing of such returns make any allocation of the Purchase Price which is contrary to the respective Allocation. Buyer and Seller agree to consult with each other with respect to all issues related to the Allocation in connection with any tax audits, controversy or litigation. No party hereto shall take or agree to any position inconsistent with the Allocation in connection with any tax audit, controversy or litigation which would adversely affect the taxes of any other party hereto to any material extent without the prior written consent of such other party. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent the party which takes or agrees to such inconsistent position has indemnified the other party against the effects of such action.

          3.4  Allocations and Prorations.
               --------------------------

               3.4.1 For purposes of calculating the net payment to be made pursuant to Section 3.4.2, the following items shall be allocated between Seller and Buyer as follows:

                    (a) All security deposits and prepayments paid by Seller under the Contracts that are attributable to periods following the Closing Date shall be allocated to Seller.


                    (b) All prepayments of income for broadcast time not yet aired or goods and services not yet delivered as of the Closing Date shall be allocated to Buyer.

                    (c) All real property and personal property taxes with respect to the Station Assets for the current tax year will be prorated as of the Closing Date.

               3.4.2 Allocation and proration of the items set forth in Subsection 3.4.1 above shall be made by Buyer and a statement thereof given to Seller within thirty (30) days after the Closing Date. Seller shall give written notice of any objection thereto within twenty (20) days after delivery of such statement, detailing the reason for such objection. If timely objection is made and the parties cannot reach agreement within thirty (30) days thereafter as to amounts claimed by one of the parties which total at least $2,000 in the aggregate, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, they shall select a firm of independent certified public accountants to resolve the matter). If the parties cannot agree on an accountant, each party shall select an accounting firm, both of which shall review the apportionment and agree on an appropriate adjustment, and payment shall be made as agreed upon by the accounting firms. If the two accounting firms selected by the parties are unable to resolve the matter, the two accounting firms shall select a third firm of independent certified public accountants, which shall review the apportionments and make a determination of an appropriate adjustment, and whose decision will be final and binding on the parties, and whose fees and expenses shall be borne by Buyer and Seller in accordance with the following sentence; provided, however, in no event shall the adjustment resulting from such third accountant's review fall outside the range of adjustments proposed by the accountants chosen by the parties. Payment of the fees and expenses of all accounting firms shall be apportioned between the parties as follows: each party shall pay an amount equal to the sum of all fees and expenses of the accounting firm multiplied by a fraction, the numerator of which is equal to (i) the net difference between the amount claimed by such party and the amount owed by or awarded to such party divided by (ii) the sum of (A) the net difference between the amount claimed by the successful party and the amount awarded to such party, plus (B) the net difference between the amount claimed by the unsuccessful party and the amount awarded to the successful party. The net cash payment to Buyer or Seller, as the case may be, shall be made within ten (10) days after the statement is delivered, if no timely objection is made, or otherwise within ten (10) days after the parties reach agreement as to all disputed amounts.


                                   ARTICLE 4
                                    CLOSING
                                    -------

          4.1  Closing.  Except as otherwise mutually agreed upon by Buyer and
               -------
Seller, the consummation of the transactions contemplated herein (the "Closing") shall occur within five (5) business days after the FCC Consent has become a Final Order (as hereinafter defined) or such other date as may be mutually agreed to by the parties ("Closing Date"). For purposes of the Agreement, "Final Order" means action by the FCC consenting to the assignments contemplated by this Agreement which is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action no timely request for stay, petition for rehearing, or appeal is pending, and as to which the time for filing any such request, petition or appeal or reconsideration by the FCC on its own motion has expired. The Closing shall be held at the offices of Weil, Gotshal & Manges, 100 Crescent Court, Suite 1300, Dallas, Texas unless Buyer's lenders request that the Closing be held in New York, New York or Washington, D.C., in which case the Closing shall be held at the offices and in the city designated by Evergreen's lenders.


                                   ARTICLE 5

                             GOVERNMENTAL CONSENTS
                             ---------------------

          5.1  FCC Consent.  It is specifically understood and agreed by Buyer
               -----------
and Seller that the Closing and the assignment of the Station Licenses and the transfer of the Station Assets are expressly conditioned on and are subject to the prior consent and approval of the FCC ("FCC Consent").

          5.2  FCC Application.  Within five days after the execution of this
               ---------------
Agreement or such earlier time as shall be agreed to by all of the parties hereto, Buyer and Seller shall file the application with the FCC for the FCC Consent ("FCC Application"). Buyer and Seller shall prosecute the FCC Application with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consent as expeditiously as practicable (but neither Buyer nor Seller shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Buyer or Seller or upon any of their Affiliates). If the FCC Consent imposes any condition on Buyer or Seller, such party shall use its best efforts to comply with such condition; provided, however, that neither Buyer nor Seller shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 16 hereof.


                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby makes the following representations and warranties to Seller.

          6.1  Organization and Standing.  Buyer is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation.

          6.2  Authorization and Binding Obligation.  Buyer has all necessary
               ------------------------------------
corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own or lease the Station Assets and to carry on the business of the Stations upon the consummation of the transactions contemplated by this Agreement. Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

          6.3  Qualification.  Except as set forth on Schedule 6.3 hereto, there
               -------------
are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify or prohibit Buyer as an assignee of the Station Licenses.

          6.4  Absence of Conflicting Agreements or Required Consents.  Except
               ------------------------------------------------------
as set forth in Article 5 hereof with respect to governmental consents or otherwise disclosed in Schedule 6.4 hereto, the execution, delivery and performance of this Agreement by Buyer: (a) do not violate or conflict with any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Buyer; (b) do not require the consent of any third party not affiliated with

Buyer; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is a party; and (d) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Buyer is now subject.

          6.5  Litigation; Compliance with Law.  There is no litigation,
               -------------------------------
administrative actions, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against Buyer that would adversely affect Buyer's ability to perform its obligations pursuant to this Agreement or the agreements to be executed by Buyer in connection herewith. Buyer has committed no violation of any applicable law, regulation or ordinance or any other requirement of any governmental body or court which would have a material adverse effect on Buyer or its ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

          6.6  Financial Capacity.  Buyer has the financial capacity to satisfy
               ------------------
all of its obligations under this Agreement.


                                   ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Seller makes the following representations and warranties to Buyer:

          7.1  Organization and Standing.  Seller is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate the Station Assets and to carry on the business of the Stations as now being conducted.

          7.2  Authorization and Binding Obligation.  Seller has the corporate
               ------------------------------------
power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of this Agreement, and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

          7.3  Absence of Conflicting Agreements or Required Consents.  Except
               ------------------------------------------------------
as set forth in Article 5 with respect to governmental consents, and Section
10.4 hereof and as set forth in Schedule 7.8 with respect to consents required in connection with the assignment of certain Contracts, the execution, delivery and performance of this Agreement by Seller: (a) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of Seller's certificate of incorporation or by-laws or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Seller is a party or by which Seller or any of the Station Assets are bound; or (b) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material Contract, Trade Agreement, agreement, instrument, license or permit to which either Seller or any of the Station Assets is now subject; other than in the case of (a) or (b) any such conflicts, violations or defaults which would not, individually or in the aggregate have a material adverse effect on the Station.

          7.4  Compliance with FCC Regulations.  (a) The operation of the
               -------------------------------
Stations and all of the Station Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules, and (ii) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, equal employment opportunity policies of the FCC, all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration and ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations.

          (b) Seller is the legally authorized holder of the Station Licenses, each of which is in full force and effect. The Station has been operated in all material respects in accordance with the terms of the Station Licenses. Except for proceedings affecting the radio broadcast industry generally, there are no proceedings pending or, to Seller's knowledge, threatened with respect to Seller's ownership or operation of the Station which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Station Licenses, the denial of any pending applications for Station Licenses, the issuance against Seller of any cease and desist order, or the imposition of any administrative actions by the FCC or any domestic or foreign court, government, governmental agency, authority, entity or instrumentality with respect to the Station Licenses. Seller has taken no actions under the Communications Act or the rules, regulations or written policies of the FCC in effect on the date of this Agreement that reasonably may be expected to disqualify the Seller from transferring control of the Station Licenses to Buyer or that would prevent the consummation by them of the transactions contemplated by this Agreement.

          7.5  Personal Property.  Schedule 7.5 hereto contains a list of all
               -----------------
material tangible personal property and assets owned or held by Seller and used or useful in the conduct of the business and operations of the Stations. Except as disclosed in Schedule 7.5, Seller owns and has, and following the Closing, Buyer will have, good and indefeasible title to all such property (and to all other tangible personal property and assets to be transferred to Buyer hereunder), and none of such property is, or at the Closing will be, subject to any material security interest, mortgage, pledge, conditional sales agreement, lease, license, or other lien or encumbrance other than Permitted Encumbrances (as hereinafter defined).

          7.6  Real Property.
               -------------

               7.6.1 Schedule 7.6.1 hereto contains a complete and accurate list and description of all material real property owned and leased by Seller and used by the Stations and all agreements, leases and contracts of Seller relating to the tower, transmitter, studio site and offices of the Stations (collectively the "Real Estate Contracts"). The Real Estate Contracts requiring the consent of a third party to assignment are identified by an asterisk in
Schedule 7.6.2.

               7.6.2 The Real Estate Contracts listed on Schedule 7.6.2 are in full force and effect and are valid, binding and enforceable in accordance with their terms.

               7.6.3 Seller has and shall convey to Buyer good and indefeasible fee simple title to the owned Real Estate free and clear of any mortgages, liens, charges and encumbrances, except the liens and encumbrances described in
Schedule 7.6.3 hereto and such other liens and encumbrances which, in the aggregate, will not have a material adverse effect on the Station Assets or the operation of the Stations ("Permitted Encumbrances").

          7.7  Contracts.  Schedule 7.7 hereto lists all material Contracts to
               ---------
which Seller is a party as of the date of this Agreement. Those Contracts requiring the consent of a third party to assignment are identified by an asterisk in Schedule 7.7.

          7.8  Status of Contracts.  Except as set forth in Schedule 7.8, Seller
               -------------------
is not in default under any of the Contracts set forth on Schedule 7.7, except such defaults which, in the aggregate, will not have a material adverse effect on the Station Assets or the operation of the Stations.

          7.9  Environmental.  Except as set forth in Schedule 7.9 hereto,
               -------------
Seller has complied in all material respects with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to the Stations and their operations, including but not limited to the FCC's guidelines regarding RF radiation.

          7.10  Intellectual Property.  Schedule 7.10 hereto is a true and
                ---------------------
complete list of all material Intellectual Property applied for, issued to or owned by Seller or under which Seller is a licensee and used exclusively in the conduct of the business and operations of any of the Stations. To the knowledge of Seller, the operation of the Stations as now conducted does not conflict with any valid patents, trademarks, trade name, service marks or copyrights of others in any way which is reasonably likely to have a material adverse effect on the Station Assets or the operation of the Station.

          7.11  Personnel Information.  Seller is not a party to any Contract
                ---------------------
with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has, any union or other collective bargaining unit been certified as representing any of employees of Seller. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

          7.12  Litigation.  Except as set forth in Schedule 7.12 hereto, Seller
                ----------
is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Stations or any of the Station Assets, and there is no litigation, administrative action, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or either of the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the Station Licenses), or before any other tribunal duly authorized to resolve disputes which, if determined adversely, will have a material adverse effect on the Station Assets or the operation of the Stations.

          7.13  Employee Benefit Plans.  Schedule 7.13 hereto contains a true
                ----------------------
and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of Seller employed at the Stations (the "Plans"). Seller does not maintain any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), applicable to the employees of Seller employed at the Stations.

          7.14  Commissions or Finder's Fees.  Neither Seller nor any person or
                ----------------------------
entity acting on behalf of Seller
has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, except to Star Media Group, Inc., whose fee will be paid entirely by Seller.

          7.15  Knowledge.  As used in this Article 7, the terms "to Seller's
                ---------
knowledge" and "to the knowledge of Seller" shall mean the actual knowledge of the persons listed on Schedule 7.15.


                                   ARTICLE 8
                               COVENANTS OF BUYER
                               ------------------

          8.1  Closing.  Subject to Article 11 hereof, on the Closing Date,
               -------
Buyer shall purchase the Station Assets from Seller as provided in Article 1 hereof and shall assume the Assumed Liabilities of Seller as provided in Article 2 hereof.

          8.2  Notification.  Buyer shall notify Seller of any litigation,
               ------------
arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby.

          8.3  No Inconsistent Action.  Buyer shall not take any other action
               ----------------------
which is materially inconsistent with its obligations under this Agreement.

          8.4  Seller's Post-Closing Access.  Buyer, for a period of five (5)
               ----------------------------
years following the Closing Date, shall make available during normal business hours for audit and inspection by Seller and its representatives for any reasonable purpose and upon reasonable notice all records, files, documents and correspondence transferred to it hereunder with respect to taxes, regulations, and litigations. Buyer shall at no time dispose of or destroy any such records, files, documents and correspondence without giving thirty (30) days prior notice to Seller to permit Seller, at its expense, to examine, duplicate or take possession of and title to such records, files, documents and correspondence. All personnel records shall be maintained as confidential if required by any applicable state or federal law.

          Buyer shall make available to Seller during normal business hours upon reasonable notice in writing: (i) personnel of Buyer to assist Seller in locating and obtaining records and files with respect to the Stations for periods prior to the Closing Date; and (ii) any personnel of Buyer whose assistance or participation is reasonably required by Seller in anticipation of, preparation for, or the prosecution or defense of existing or future litigation, tax returns or other matters, in which Seller is involved with respect to the Stations; provided, however, that nothing in this Section 8.4 shall obligate Buyer to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any contract or agreement to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information.

          8.5  Accounts Receivable.  (a) Buyer acknowledges that all accounts
               -------------------
receivable arising out of Seller's sale of advertising time prior to the Closing Date in connection with the operation of the Stations, including but not limited to accounts receivable for advertising revenues for programs and announcements performed prior to the Closing Date and other broadcast revenues for services performed prior to the Closing Date, shall remain the property of Seller (the "Seller Accounts Receivable") and that Buyer shall not acquire any beneficial right or interest therein or responsibility therefor. For a period not to exceed one hundred and twenty days from the Closing Date, Buyer agrees to use its best efforts to assist Seller in collection of the Seller Accounts Receivable in the normal and ordinary course of business and will apply all such amounts collected to the debtor's oldest account receivable first. Buyer's obligation and authority shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. Buyer agrees to reasonably cooperate with Seller, at Seller's expense, as to any litigation or other collection efforts instituted by Seller to collect delinquent Seller Accounts Receivable.

          (b) Buyer and Seller agree that Buyer shall remit the Seller Accounts Receivable on or prior to the 120th day following the Closing Date. Thereafter, all rights and responsibilities with respect to the uncollected Seller Accounts Receivable shall revert to Seller.

          8.6  Employee Matters.  (a)  Buyer acknowledges and agrees that Buyer
               ----------------
shall hire each employee of the Stations at the same or comparable position and on terms not materially less favorable than those covering such employee on the Closing Date.

               (b) No portion of the assets of any Plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Buyer, and Buyer shall not be required to continue, nor shall Buyer assume any obligation under, any such plan, fund, program or arrangements after the Closing Date.


                                   ARTICLE 9
                              COVENANTS OF SELLER
                              -------------------

          9.1  Seller's Pre-Closing Covenants.   Seller covenants and agrees
               ------------------------------
with respect to the Stations that between the date hereof and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of Buyer, it shall act in accordance with the following:

               9.1.1 Seller shall conduct the business and operations of the Stations in the ordinary course of business.

               9.1.2 Seller shall operate the Stations in all material respects in accordance with FCC rules and regulations and the Station Licenses and with all other laws, regulations, rules and orders.

               9.1.3 Seller shall give or cause the Stations to give Buyer and Buyer's counsel, accountants, engineers and other representatives, with Seller's prior consent (which consent shall not be unreasonably withheld), full and reasonable access during normal business hours to all of Seller's properties, books, Contracts, Trade Agreements, reports and records including financial information and tax returns relating to the Stations, and to all real estate, buildings and equipment relating to the Stations, in order that Buyer may have full opportunity to make such investigation as it desires of the affairs of the Stations and to furnish Buyer with information, and copies of all documents and agreements including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Station, that Buyer may reasonably request. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Stations.

               9.1.4  Consents.  Seller will use reasonable efforts to obtain
                      --------
the third-party consents listed on Schedule 9.1.4.

          9.2  No Inconsistent Action.  Seller shall not take any action which
               ----------------------
is materially inconsistent with its obligations under this Agreement.

          9.3  Closing Covenant.  On the Closing Date, Seller shall transfer,
               ----------------
convey, assign and deliver to Buyer the Station Assets and the Assumed Liabilities as provided in Articles 1 and 2 of this Agreement.

          9.4  License.  Seller shall grant to Buyer, a non-exclusive, royalty
               -------
free, assignable license with respect to the proprietary rights listed on
Schedule 9.4.


                                   ARTICLE 10
                                JOINT COVENANTS
                                ---------------

          Buyer and Seller covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

          10.1  Confidentiality.  Each of Buyer and Seller shall each keep
                ---------------
confidential all information obtained by it with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (i) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, or
(ii) is or becomes publicly known through no fault of the receiving party or its agents, (iii) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the disclosing party is given reasonable prior notice), or (iv) is developed by the receiving party independently of the disclosure by the disclosing party.

          10.2  Cooperation.  Buyer and Seller shall cooperate fully with one
                -----------
another in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any Affiliate.

          10.3  Control of Stations.  Buyer shall not, directly or indirectly,
                -------------------
control, or direct the operations of the Stations. Such operations, including complete control over the Stations' programming, employees and policies, shall be the sole responsibility of Seller.

          10.4  Filings.  In addition to the covenants of the parties set forth
                -------
in Article 5 hereto, as promptly as practicable after the execution of this Agreement, Buyer and Seller shall use their reasonable efforts to obtain, and to cooperate with each other in obtaining, all authorizations, consents, orders and approvals of any governmental authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any governmental authority prohibiting the consummation of the transactions contemplated hereby, including without limitation, any reports or notifications that may be required to be filed by it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and each shall furnish to one another all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

          10.5  Bulk Sales Laws.  Buyer hereby waives compliance by Seller with
                ---------------
the provisions of the "bulk sales" or similar laws of any state. Seller agrees to indemnify the Buyer and hold it harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorney's fees) sustained by Buyer as a result of any failure of Seller to comply with any "bulk sales" or similar laws.

          10.6  Public Announcements.  Neither Buyer nor Seller shall issue any
                --------------------
press release or make any disclosure with respect to the transaction contemplated by this Agreement without the prior written approval of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.


                                   ARTICLE 11
                         CONDITIONS OF CLOSING BY BUYER
                         ------------------------------

          The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          11.1  Representations, Warranties and Covenants.
                -----------------------------------------

               11.1.1 All representations and warranties of Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and for such breaches of representations and warranties that, in the aggregate, will not have a material adverse effect on the Station Assets or the operation of the Stations.

               11.1.2 All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

               11.1.3 Buyer shall have received a certificate, dated as of the Closing Date, from Seller, executed by an officer of Seller to the effect that the conditions set forth in Sections 11.1.1 and 11.1.2 have been fulfilled.

          11.2  Governmental Consents.  The conditions specified in Section 5.1
                ---------------------
of this Agreement shall have been satisfied.

          11.3  Adverse Proceedings.  No order, decree or judgment of any court,
                -------------------
agency or other governmental authority shall have been rendered against any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          11.4  Closing Documents.  Seller shall have delivered or caused to be
                -----------------
delivered to Buyer, on the Closing Date, all deeds, bills of sale, endorsements, assignment and other instruments of conveyance and transfer consistent with the terms hereof and otherwise reasonably satisfactory in form and substance to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, without limitation, each of the documents required to be delivered pursuant to Article 14.

          11.5  Pre-Merger Notification.  Any waiting period under the HSR Act
                -----------------------
with respect to the transactions contemplated by this Agreement shall have elapsed.

                                   ARTICLE 12
                        CONDITIONS OF CLOSING BY SELLER
                        -------------------------------

          The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          12.1  Representations, Warranties and Covenants.
                -----------------------------------------

               12.1.1 All representations and warranties of Buyer shall be true and complete on and as of the Closing Date, except for changes expressly permitted or contemplated by the terms of this Agreement and for such breaches of representations and warranties that, in the aggregate, will not have a material adverse effect on the ability of Buyer to discharge its obligations hereunder.

               12.1.2 All the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

               12.1.3 Seller shall have received a certificate, dated as of the Closing Date, executed by an officer of Buyer, to the effect that the conditions set forth in Sections 12.1.1 and 12.1.2 have been fulfilled.

          12.2  Governmental Consents.  The conditions specified in Section 5.1
                ---------------------
of this Agreement shall have been satisfied. For purposes of this Section 12.2, the condition specified in Section 5.1 shall be deemed to be satisfied whether or not the FCC Consent has become a Final Order, unless a petition to deny has been filed against the FCC assignment applications for the proposed transaction.

          12.3  Adverse Proceedings.  No order, decree or judgment of any court,
                -------------------
agency or other governmental
authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.


                                  ARTICLE 13
                       TRANSFER TAXES; FEES AND EXPENSES
                       ---------------------------------

          13.1  Expenses.  Except as set forth in Sections 13.2, 13.3 and 16.2
                --------
hereof, each party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement, including, but not limited to, the costs and expenses incurred pursuant to Article 5 hereof.

          13.2  Transfer Taxes and Similar Charges.  All costs of transferring
                ----------------------------------
the Station Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne by Buyer.

          13.3  Governmental Filing or Grant Fees.  Any filing or grant fees
                ---------------------------------
imposed by any governmental authority the consent of which is required for the consummation of the transactions contemplated hereby shall be borne by Buyer.


                                  ARTICLE 14
                     DOCUMENTS TO BE DELIVERED AT CLOSING
                     ------------------------------------

          14.1  Seller's Documents.  At the Closing, Seller shall deliver or
                ------------------
cause to be delivered to Buyer the following:

               14.1.1 Certified resolutions of the Board of Directors of Seller approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby;

               14.1.2 Certificates, dated the Closing Date, by Seller in the form described in Section 11.1.3;

               14.1.3 Bills of Sale, general warranty deed, assignments and other good and sufficient instruments of conveyance, transfer and assignment, all in form and substance consistent with the terms hereof and otherwise reasonably satisfactory to Buyer, as shall be effective to vest in Buyer or its permitted assignees, good and marketable title in and to the Station Assets transferred pursuant to this Agreement in accordance with the terms of this Agreement;

               14.1.4  The consents listed on Schedule 9.1.4; and

               14.1.5 A certificate of the Secretary of State of the State of Delaware showing that each of Parent and Seller is duly incorporated and in good standing certified as of a recent date.

          14.2  Buyer's Documents.  At the Closing, Buyer shall deliver or cause
                -----------------
to be delivered to Seller the following:

               14.2.1  The Purchase Price in accordance with Section 3.1 hereof;

               14.2.2 A certificate, dated the Closing Date, by Buyer in the form described in Section 12.1.3;

               14.2.3 Long-Form Certificate of Good Standing (including tax certification) and certified charter of Buyer from the State of Delaware dated not more than forty-five (45) days before the Closing Date;

               14.2.4 An assignment and assumption agreement or agreements reasonably satisfactory in form and substance to counsel to Seller effecting the assumption of the Assumed Liabilities; and

               14.2.5 Certified resolutions of the Board of Directors of Buyer approving the execution and delivery of this Agreement and each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby.

                                  ARTICLE 15
                                INDEMNIFICATION
                                ---------------

          15.1  Indemnification by Parent and Seller.  Parent and Seller hereby
                ------------------------------------
agree to indemnify, defend and hold harmless Buyer, with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including, without limitation, interest, penalties, court costs and reasonable attorneys' fees) ("Damages") asserted against, resulting from, imposed upon or incurred by Buyer directly or indirectly relating to or arising out of:

               15.1.1 The breach by Seller of any of its representations or warranties, or failure by Seller to perform any covenants or agreements of Seller, set forth in this Agreement or in any certificate, or in any document or schedule delivered hereunder;

               15.1.2  The Retained Liabilities; and

               15.1.3 The use or ownership of the Station Assets or operation of the Stations prior to the Closing Date.

          15.2  Indemnification by Buyer.  Buyer hereby agrees to indemnify,
                ------------------------
defend and hold harmless Parent and Seller with respect to any and all Damages asserted against, resulting from, imposed upon or incurred by Parent or Seller directly or indirectly relating to or arising out of:

               15.2.1 The breach by Buyer of any of its representations or warranties, or failure by Buyer to perform any covenants or agreements of Buyer set forth in this Agreement;

               15.2.2  The Assumed Liabilities;

               15.2.3 The use or ownership of the Station Assets or operation of the Stations after the Closing Date; and

               15.2.4 A claim by any person or entity based on any arrangement or agreement to pay a commission, finder's fee or similar payment in connection with this Agreement made or alleged to have been made by Buyer.

          15.3  Survival of Representations and Warranties.  The representations
                ------------------------------------------
and warranties contained herein shall survive the Closing and remain in full force and effect for nine months after the Closing Date. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided which specifically identifies a particular breach and the underlying facts and Damages relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time.

          15.4  Procedures.
                ----------

               15.4.1 Promptly (within ten days) after the receipt by any party (the "Indemnified Party") of notice of (a) any claim or (b) the commencement of any action or proceeding which may entitle such party to indemnification under this Article 15, such party shall give the party from whom indemnification may be sought (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim.

               15.4.2 If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the Indemnified Party, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnified Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom; however, the Indemnified Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Indemnified Party, or enter into any settlement, except with the written consent of the Indemnified Party. Any settlement must include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

               15.4.3 If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall have no obligation to, defend against such claim or litigation in such manner as it may deem appropriate, and the Indemnified Party may compromise or settle such claim or litigation without the Indemnifying Party's consent. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

          15.5  Limits on and Conditions of Indemnification.
                -------------------------------------------

               15.5.1  Threshold Amount; Cap.  Notwithstanding any other
                       ---------------------
provision hereof, no Indemnified Party shall be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Sections 15.1.1 or 15.2.1 except to the extent that the aggregate amount of such Damages exceeds the amount of $100,000 (the "Threshold Amount"); provided, however, that once such aggregate has been exceeded, such Indemnifying Party shall only be liable for the amount that such Damages exceed the Threshold Amount. Notwithstanding any other provision of the Agreement, the indemnity obligation of Parent and Seller on one hand, or Buyer on the other hand under
Section 15.1 or 15.2, respectively, will not exceed $1,350,000.

               15.5.2  Assignment of Claims.  In the event that any of the
                       --------------------
Damages for which an Indemnifying Party is responsible or allegedly responsible hereunder are recoverable or potentially recoverable against any third party at the time when payment is due under this Article 15, then, the Indemnified Party shall assign any and all rights that it may have that are related in any fashion to the Damages or the facts or circumstances giving rise thereto to the Indemnifying Party as a condition to any payment due under this Article 15, or, if such rights are not assignable under applicable law or otherwise, the Indemnified Party hereunder shall attempt in good faith to collect any and all damages and losses on account thereof from such third party for the benefit of, and at the expense and direction of, the Indemnifying Party.

               15.5.3  Indemnity Payments.  The parties agree that any payments
                       ------------------
made pursuant to this Article 15 will be treated by the parties on all applicable tax returns as an adjustment to the purchase price payable hereunder.

               15.5.4  Known Matters.  Notwithstanding anything to the contrary
                       -------------
herein contained, if the Closing occurs, (i) no claim for indemnification may be asserted under Section 15.1 with respect to any matter discovered by or known to Buyer on or before the Closing Date and (ii) no claim for indemnification may be asserted under Section 15.2 with respect to any matter discovered by or known to Seller on or before the Closing Date.

          As between any Seller, on the one hand, and Buyer, on the other hand, after the Closing the rights and obligations set forth in this Article 15 will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transaction provided for herein or contemplated thereby. Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, and in light of, among other factors, each of the parties to this Agreement hereby (i) waives any claim or cause of action which it otherwise might assert, including without limitation under the common law or federal or state securities, trade regulation or other laws, by reason of this Agreement, the event giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby, except for claims or causes of action brought under and subject to the terms and conditions of this Article 15 and (ii) agrees that, regardless of the foregoing provisions, no party will have any liability in respect of any claim of cause of action that is or may be brought except in respect of damages, and then only to the extent expressly provided in this
Article 15.


                                  ARTICLE 16
                              TERMINATION RIGHTS
                              ------------------

          16.1  Termination.  This Agreement may be terminated at any time prior
                -----------
to Closing as follows:

               (a) by written notice of the Buyer to Seller if Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer or by written notice of Seller to the Buyer if Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer; or

               (b) by written notice of Buyer to Seller, or by Seller to Buyer, if the FCC denies the FCC Application or designates it for a trial-type hearing; or

               (c) by written notice of Buyer to Seller, or by Seller to Buyer, if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the consummation of the transactions contemplated by this Agreement; or

               (d) by written notice of Buyer to Seller, or by Seller to the Buyer, if the Closing shall not have been consummated on or before August 1, 1997.

Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

          16.2  Liability.  Except as set forth in Section 17.1 below, the
                ---------
termination of this Agreement under Section 16.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.



                                  ARTICLE 17
                           MISCELLANEOUS PROVISIONS
                           ------------------------

          17.1  Liquidated Damages; Specific Performance.  In the event this
                ----------------------------------------
Agreement is terminated as a result of Buyer's breach of this Agreement, then Seller shall be entitled to retain the Escrow Deposit, which amount shall constitute liquidated damages. In the event this Agreement is terminated for any reason other than Buyer's breach of this Agreement, Buyer shall be entitled to return of the Escrow Deposit. In the event this Agreement is terminated as a result of Seller's breach of this Agreement, Buyer shall be entitled to receive $1,350,000 from Seller, which amount shall constitute liquidated damages. It is understood and agreed that such liquidated damage amount represent Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Except as set forth in Section 17.1(b), recovery of liquidated damages shall be the sole and exclusive remedy of Seller against Buyer and of Buyer against Seller for failing to consummate this Agreement on the Closing Date and shall be applicable regardless of the actual amount of damages sustained and, subject to Section 17.1(b), all other remedies are deemed waived by each of Buyer and Seller.

               (b) Prior to the termination of this Agreement, Buyer shall be entitled to obtain specific performance of the terms of this Agreement. The parties hereto agree that in the event Buyer seeks to enforce its right to specific performance in accordance with this Section 17.1 (b), Seller shall then be entitled to obtain specific performance of the terms of this Agreement. In the event of a default by either Buyer or Seller which results in the filing of a lawsuit for liquidated damages or specific performance, the successful party in such lawsuit shall be entitled to reimbursement by the unsuccessful party of reasonable legal fees and expenses incurred by the successful party.

          17.2  Certain Interpretive Matters and Definitions.  Unless the
                --------------------------------------------
context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, and (vii) the term "Affiliate" has the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          17.3  Further Assurances.  After the Closing, Seller shall from time
                ------------------
to time, at the request of and without further cost or expense to Buyer, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby to vest in Buyer good and marketable title to the assets being transferred hereunder, and Buyer shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively relieve Seller of any obligations being assumed by Buyer hereunder.

          17.4  Benefit and Assignment.  This Agreement shall be binding upon
                ----------------------
and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an Affiliate of Buyer or Seller in which case Buyer or Seller, as appropriate, shall remain fully obligated under this Agreement as an assignor.

          17.5  Amendments.  No amendment, waiver of compliance with any
                ----------
provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

          17.6  Headings.  The headings set forth in this Agreement are for
                --------
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

          17.7  Governing Law.  The construction and performance of this
                -------------
Agreement shall be governed by the laws of the State of Texas without giving effect to the choice of law provisions thereof.

          17.8  Notices.  Any notice, demand or request required or permitted to
                -------
be given under the provisions of this Agreement shall be in writing, including by telecopy, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Seller, by notifying Buyer, and in the case of Buyer, by notifying
Seller:

          To Seller:     Chancellor Broadcasting Company
                         12655 North Central Expressway
                         Suite 321
                         Dallas, Texas  75243
                         Attention:  Steven Dinetz
                         Fax:  (214) 239-0220

          Copy to:       Weil, Gotshal & Manges
                         100 Crescent Court
                         Suite 1300
                         Dallas, Texas  75201
                         Attention:  R. Scott Cohen
                         Fax:  (214) 746-7777

          To Buyer:      Evergreen Media Corporation
                         433 East Las Colinas Blvd.
                         Suite 1130
                         Irving, Texas  75036

                         Attention:  Scott K. Ginsburg
                         Fax:  (214) 869-3671

          Copy to:       Latham & Watkins
                         1001 Pennsylvania Avenue, N.W.
                         Suite 1300
                         Washington, D.C.  20004
                         Attention:  Eric L. Bernthal
                         Fax:  (202) 637-2393

          17.9  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

          17.10  No Third Party Beneficiaries.  Nothing herein expressed or
                 ----------------------------
implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          17.11  Severability.  The parties agree that if one or more provisions
                 ------------
contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

          17.12  Entire Agreement.  This Agreement and the exhibits hereto
                 ----------------
embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

                          [INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                   CHANCELLOR BROADCASTING COMPANY



                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________



                                   SHAMROCK BROADCASTING, INC.



                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________



                                   EVERGREEN MEDIA CORPORATION OF
                                   THE GREAT LAKES



                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

                                       42